UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in Material Definitive Agreement

The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 12, 2008, Document Security Systems, Inc. (the “Company) reported that the Company’s wholly owned subsidiary, Secuprint Inc. (“Secuprint”), had entered into an Asset Purchase Agreement (the “Agreement”) with DPI of Rochester, LLC (“DPI”), James Stanley and Matthew Kellman to acquire substantially all of the assets of DPI (the “Acquisition”), which agreement was subject to court approval in DPI’s pending Chapter 11 bankruptcy case.  In an Order dated December 17, 2008, the United States Bankruptcy Court for the Western District of New York approved the Acquisition, and the Acquisition closed on December 18, 2008.

DPI is a full service digital and commercial offset printer located in Rochester, New York with approximately $7.6 million in annual sales in 2007, and assets that included working capital of approximately $865,000.  The purchase price was $940,000 plus the right to assume certain equipment leases.  The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

In connection with the Acquisition, the Company and Secuprint entered into a new credit facility (the “Secured Promissory Note”) with Baum Capital Investments Inc. (“Baum”) in the principal amount of up to $1.0 million to pay for most of the cash portion of the purchase price of the Acquisition.  The Secured Promissory Note has a one-year term, is secured by all of the assets of Secuprint and has an annual interest rate of between 12% and 15%.  The foregoing summary of the Secured Promissory Note is qualified in its entirety by reference to the Secured Promissory Note and the associated Security Agreement, copies of which are filed as Exhibits 10.02 and 10.03, respectively, to this report and are incorporated herein by reference.

On December 18, 2008, the Company issued Baum warrants (the “Warrants”) to purchase up to a total of 250,000 shares of the Company’s common stock at an average price of $2.00 per share.  The Warrants are exercisable on February 16, 2009 and expire on December 17, 2013.  The foregoing summary of the Warrants is qualified in its entirety by reference to the Warrant, a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

On December 22, 2008, the Company issued a press release regarding the Acquisition, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)(b) The financial statements and pro forma financial information for DPI will be reported on an amended Current Report on Form 8-K not later than March 5, 2009.

(d) Exhibits

ExhibitNo.	Document

4.1	Warrant, dated December 18, 2008, of Document Security Systems, Inc. issued to Baum Capital Investments Inc.

10.1	Asset Purchase Agreement, dated as of November 6, 2008, among Secuprint Inc., DPI of Rochester, LLC, James Stanley and Matthew Kellman.

10.2	Secured Promissory Note, dated December 18, 2008, between Document Security Systems, Inc., Secuprint Inc. and Baum Capital Investments Inc.

10.3	Security Agreement, dated December 18, 2008, between Secuprint Inc. and Baum Capital Investments Inc.

99.1	Press Release of Document Security Systems, Inc., dated December 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: December 22, 2008	By:	/s/ Patrick White
Patrick White
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Warrant, dated December 18, 2008, of Document Security Systems, Inc. issued to Baum Capital Investments Inc.

10.1	Asset Purchase Agreement, dated as of November 6, 2008, among Secuprint Inc., DPI of Rochester, LLC, James Stanley and Matthew Kellman.

10.2	Secured Promissory Note, dated December 18, 2008, between Document Security Systems, Inc., Secuprint Inc. and Baum Capital Investments Inc.

10.3	Security Agreement, dated December 18, 2008, between Secuprint Inc. and Baum Capital Investments Inc.

99.1	Press Release of Document Security Systems, Inc., dated December 22, 2008.